Exhibit 99.3

JOINT FILERS’ SIGNATURES

INSIGHT VENTURE ASSOCIATES COINVESTMENT III, LTD.

By: /s/ Blair Flicker
Name:  Blair Flicker
Title: Authorized Signatory